                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss. 240.14a-12

                          EASYLINK SERVICES CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         (5) Total fee paid:

         -----------------------------------------------------------------------

|_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         -----------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         (3) Filing Party:

         -----------------------------------------------------------------------

         (4) Date Filed:

         -----------------------------------------------------------------------

                          EASYLINK SERVICES CORPORATION
                              33 Knightsbridge Road
                              Piscataway, NJ 08854

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          To be held on August 24, 2006

The Special Meeting of Stockholders of EasyLink Services Corporation, a Delaware corporation (the "Company"), will be held at 9:00 a.m. local time on Thursday, August 24, 2006 at Radisson Hotel Piscataway, 21 Kingsbridge Road, Piscataway, NJ 08854, to consider and act upon the following matters:

1. To consider and vote upon one proposal to approve three separate amendments to the Amended and Restated Certificate of Incorporation, as amended, of the Company to enable the Company to effect one or more reverse stock splits, ranging from a one-for-three reverse stock split to a one-for-seven reverse stock split of all the issued and outstanding shares of the Company's Class A Common Stock, par value $0.01 per share, in order to seek to maintain the listing of the Company's Class A Common Stock on The Nasdaq Capital Market and to facilitate the Company's ability to raise additional equity capital. The Board of Directors of the Company may abandon any one or more or all of the amendments or make one or more or all of the approved amendments effective by filing such amendment or amendments with the Secretary of State of the State of Delaware at such time or times as the Board of Directors of the Company determines to be necessary or appropriate in order to seek to maintain the listing of the Company's Class A Common Stock on The Nasdaq Capital Market. If, after the filing of one or more approved amendments with the Secretary of State of the State of Delaware, the Company again fails to comply with the listing requirements of The Nasdaq Capital Market regarding share price, the Company may file one or more or all of the other approved amendments as the Board of Directors of the Company determines to be necessary or appropriate to seek to comply with the listing requirements of The Nasdaq Capital Market. The Board of Directors of the Company will determine to implement one or more of the approved amendments to maintain the listing of the Company's Class A Common Stock on The Nasdaq Capital Market and to facilitate the Company's ability to raise additional equity capital. The Board of Directors of the Company may determine to file more than one of the approved amendments if the Company's stock price declines after the filing of any approved amendment and as a result the Company fails to maintain compliance with the listing standards of The Nasdaq Capital Market. The Board of Directors of the Company may also determine to file more than one of the approved amendments in order to facilitate the Company's ability to raise additional equity capital. In making its determination whether to file one or more of the approved amendments, the Board of Directors of the Company will consider and evaluate from time to time the following factors and criteria to determine which, if any, of the approved amendments to implement: the capitalization of the Company (including the number of shares of Class A Common Stock issued and outstanding); the prevailing trading price for the Company's Class A Common Stock and the volume level thereof; and the general economic and other related conditions prevailing in the Company's industry and in the marketplace generally. In making this determination, the Board of Directors of the Company will not necessarily select the amendment with the lowest ratio that will likely cause the trading price of the Company's Class A Common Stock to exceed the minimum bid price necessary in order to maintain the Company's Class A Common Stock listing on The Nasdaq Capital Market;

2. To adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes in favor of the amendments effecting a reverse stock split at the time of the Special Meeting; and

3. To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Stockholders of record at the close of business on July 25, 2006 are entitled to notice of, and to vote at, the meeting. A list of stockholders eligible to vote at the special meeting will be available for examination by any stockholder who is present at the special meeting and at the principal place of business of the Company at 33 Knightsbridge Road, Piscataway, New Jersey, during ordinary business hours during the ten day period prior to the special meeting for any purpose germane to the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Class A Common Stock, par value $0.01 per share. All stockholders are cordially invited to attend the meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/ Thomas F. Murawski
                                 -----------------------------------------------
                                 THOMAS F. MURAWSKI
                                 Chairman, President and Chief Executive Officer

Piscataway, New Jersey
August 1, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                          EASYLINK SERVICES CORPORATION
                              33 Knightsbridge Road
                              Piscataway, NJ 08854

             PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 24, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EasyLink Services Corporation (the "Company") for use at the Special Meeting of Stockholders to be held on August 24, 2006 at 9:00 a.m. local time at Radisson Hotel Piscataway, 21 Kingsbridge Road, Piscataway, NJ 08854, and at any adjournment or adjournments of that meeting (the "Special Meeting"). All proxies will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Special Meeting and in the discretion of the persons named therein upon such other matters that may properly come before the meeting and any postponements or adjournments thereof. Any proxy may be revoked by a stockholder at any time before it is voted by delivery of written notice of revocation or a duly executed proxy bearing a later date, to the Secretary of the Company, or by attending the Special Meeting and voting it in person. This proxy statement and accompanying form of proxy will be sent or given to security holders beginning August 1, 2006.

VOTING SECURITIES AND VOTES REQUIRED

The close of business on July 25, 2006 has been fixed as the record date (the "Record Date") for determining the holders of shares of Class A Common Stock of the Company entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, the Company had approximately 54,455,815 shares of Class A Common Stock outstanding held of record by approximately 637 stockholders.

Each outstanding share of Class A Common Stock on the Record Date is entitled to one vote, subject to the conditions described below. The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of Class A Common Stock is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Each of the proposed amendments to the Amended and Restated Certificate of Incorporation, as amended, of the Company must be approved by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Class A Common Stock. Abstentions and broker "non-votes" will have the same effect as a vote "AGAINST" the proposed amendments. The proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes in favor of the amendments effecting a reverse stock split at the time of the Special Meeting must be approved by the affirmative vote of the majority of votes present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. As a result, broker "non-votes" will have no impact on the outcome of the vote with respect to the adjournment proposal, while abstentions will have the same effect as a vote "AGAINST" the adjournment proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT
                         AND RELATED STOCKHOLDER MATTERS

The following table provides information with respect to the beneficial ownership of the Company's Class A Common Stock as of June 30, 2006 for:

o each person who the Company knows beneficially owns more than 5% of its Class A Common Stock;

o        each of the Company's directors, including its Chief Executive Officer;

o the Company's four most highly compensated executive officers, other than its Chief Executive Officer, who were serving as executive officers at the end of 2005 and one additional officer who served as an executive officer during 2005 but who was not an executive officer at the end of 2005; and

o        all of the Company's executive officers and directors as a group.

For purposes of the following table, a person, entity or group is deemed to have "beneficial ownership" of any shares of Class A Common Stock, including shares subject to options, warrants or conversion rights, that the person, entity or group has the right to acquire within 60 days of June 30, 2006. Unless otherwise noted below, the persons and entities named in the following table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

For purposes of calculating the percentage of outstanding shares held by each person, entity or group named below, any shares that such person, entity or group has the right to acquire within 60 days after June 30, 2006 are deemed to be outstanding, but shares that may similarly be acquired by other persons, entities or groups are deemed not to be outstanding.

The total number of outstanding shares of Class A Common Stock used for purposes of calculating the percentages of Class A Common Stock beneficially owned is 54,501,867.


Unless otherwise specified, the address of each of the persons set forth below is in care of EasyLink Services Corporation, 33 Knightsbridge Road, Piscataway, New Jersey 08854.

                                                                   NUMBER OF              PERCENTAGE OF
                                                                 CLASS A SHARES           CLASS A SHARES
      NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIALLY OWNED       BENEFICIALLY OWNED

      Thomas F. Murawski(1)                                         2,091,578                  3.84%

      George Abi Zeid(2)                                            2,580,731                  4.74%
      262 Glen Head Road
      Glen Head, New York 11545

      David W. Ambrosia(3)                                            288,856                      *

      Robert Casale                                                    56,007                      *

      Michael Doyle(4)                                                261,891                      *

      Stephen Duff(5)                                                  15,326                      *

      Richard Gooding(6)                                              258,563                      *

      Peter J. Holzer                                                 173,790                      *

      George Knapp                                                     64,072                      *

      Gary MacPhee(7)                                                 346,198                      *

      John C. Petrillo                                                 90,645                      *

      Dennis Raney                                                     67,249                      *

      Eric J. Zahler                                                  110,000                      *

      All directors and executive officers as a group               3,824,175                  7.02%
      (12 persons, excluding Mr. Abi Zeid)(8)

      Lawrence Auriana                                              5,120,000                  9.39%

      The Clark Estates, Inc.(9)                                    9,709,853                 17.82%
      One Rockefeller Center
      New York, New York 10020


--------------------
*        Less than 1%

(1) Includes 32,250 shares held by the Company's 401(k) Savings Plan for Mr. Murawski's account pursuant to the employer matching contribution feature of the plan. Mr. Murawski does not have the power to divest these shares while they are held by the plan.

(2) Includes 268,296 shares issuable upon exercise of warrants. Also includes 15,379 shares held by the Company's 401(k) Savings Plan for Mr. Abi Zeid's account pursuant to the employer matching contribution feature of the plan. Mr. Abi Zeid does not have the power to divest these shares while they are held by the plan. Also includes 320,000 shares beneficially owned by Telecom International, Inc. Mr. Abi Zeid beneficially owns a majority of the capital stock of Telecom International, Inc.

(3) Includes 25,598 shares held by the Company's 401(k) Savings Plan for Mr. Ambrosia's account pursuant to the employer matching contribution feature of the plan. Mr. Ambrosia does not have the power to divest these shares while they are held by the plan. Mr. Ambrosia resigned as an officer of the Company effective July 18, 2006.

(4) Includes 14,472 shares held by the Company's 401(k) Savings Plan for Mr. Doyle's account pursuant to the employer matching contribution feature of the plan. Mr. Doyle does not have the power to divest these shares while they are held by the plan.

(5) Includes 15,326 shares in which Mr. Duff has an indirect interest through his interest in Federal Partners, L.P.

(6) Includes 24,298 shares held by the Company's 401(k) Savings Plan for Mr. Gooding's account pursuant to the employer matching contribution feature of the plan. Mr. Gooding does not have the power to divest these shares while they are held by the plan. Also includes 700 shares held by Mr. Gooding's wife. Mr. Gooding disclaims beneficial ownership of the shares held by his wife.

(7) Includes 25,069 shares held by the Company's 401(k) Savings Plan for Mr. MacPhee's account pursuant to the employer matching contribution feature of the plan. Mr. MacPhee does not have the power to divest these shares while they are held by the plan.

(8) Includes 12 persons who were directors and executive officers as of June 30, 2006.

(9) Includes 5,394,640 shares held by Federal Partners, L.P. The Clark Estates, Inc. provides management and administrative services to Federal Partners, L.P. Also includes 194,380 shares held by accounts for which The Clark Estates, Inc. provides management and administrative services. The Clark Estates, Inc. disclaims beneficial ownership of the 5,394,640 and 194,380 shares described in this footnote.

The following table sets forth the number of shares of Class A Common Stock included in the table above that are issuable upon the exercise of options exercisable within 60 days of June 30, 2006.

                                                          NUMBER OF SHARES OF
      NAME                                                CLASS A COMMON STOCK
      Thomas F. Murawski                                        1,896,760

      George Abi Zeid                                              72,000
      262 Glen Head Road
      Glen Head, New York 11545

      David W. Ambrosia                                           238,616

      Robert Casale                                                23,749

      Michael Doyle                                               180,000

      Stephen Duff                                                      0

      Richard Gooding                                             225,500

      Peter J. Holzer                                              12,500

      George Knapp                                                 23,749

      Gary MacPhee                                                305,000

      John C. Petrillo                                             10,000

      Dennis Raney                                                 23,749

      Eric J. Zahler                                               10,000

      All directors and executive officers as a group           2,949,623
      (12 persons, excluding Mr. Abi Zeid)

                                 PROPOSAL NO. 1

          APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF
           INCORPORATION, AS AMENDED, TO EFFECT REVERSE STOCK SPLITS

GENERAL

The persons named in the enclosed proxy will vote the shares represented by a duly executed and delivered proxy to approve each of the three separate amendments to the Amended and Restated Certificate of Incorporation, as amended, of the Company effecting a reverse stock split of all outstanding shares of the Company's Class A Common Stock, unless the proxy is marked otherwise. Accordingly, if a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to approve all of the following amendments to the Amended and Restated Certificate of Incorporation, as amended.

The Board of Directors will determine to implement one or more of the approved amendments to maintain the listing of the Company's Class A Common Stock on The Nasdaq Capital Market and to facilitate the Company's ability to raise additional equity capital. The Board of Directors may determine to file more than one of the approved amendments if the Company's stock price declines after the filing of any approved amendment and as a result the Company fails to maintain compliance with the listing standards of The Nasdaq Capital Market. The Board of Directors may also determine to file more than one of the approved amendments in order to facilitate the Company's ability to raise additional equity capital. In making its determination whether to file one or more of the approved amendments, the Board of Directors will consider and evaluate from time to time the following factors and criteria to determine which, if any, of the approved amendments to implement: the capitalization of the Company (including the number of shares of Class A Common Stock issued and outstanding); the prevailing trading price for the Company's Class A Common Stock and the volume level thereof; and the general economic and other related conditions prevailing in the Company's industry and in the marketplace generally. In making this determination, the Board of Directors will not necessarily select the amendment with the lowest ratio that will likely cause the trading price of the Company's Class A Common Stock to exceed the minimum bid price necessary in order to maintain the Company's Class A Common Stock listing on The Nasdaq Capital Market.

The Board of Directors has unanimously approved and declared advisable each of the following amendments to Article V of the Company's Amended and Restated Certificate of Incorporation, as amended. The form of Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, is attached to this proxy statement as Exhibit A. Each of the separate amendments to the Amended and Restated Certificate of Incorporation, as amended, of the Company approved by the Board of Directors and for which the Company is seeking your approval is set forth below. As reflected on the enclosed proxy card relating to the Special Meeting, stockholders may approve all, some or none of the proposed amendments.

(a) Effective at 9:30 a.m. Eastern Time on the business day following the date that the Certificate of Amendment required by the General Corporation Law of the State of Delaware is filed with the Secretary of State of the State of Delaware (the "Effective Time"), every three (3) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock (as well as the right to receive cash in lieu of any fractional shares of Class A Common Stock upon the surrender of the stock certificates of the relevant holder of record). No fractional share shall be issued in connection with the foregoing reverse stock split. In lieu thereof, upon the surrender of the stock certificates of the relevant holder of record, such holder shall be paid an amount in cash equal to the product of (i) the number of fractional shares of Class A Common Stock that otherwise would have been issued to such holder multiplied by (ii) the product of (A) the average closing bid prices of the Class A Common Stock on The Nasdaq Capital Market for a period of ten trading days immediately preceding the date of the Effective Time multiplied by (B) three (3). Any stock certificate that represented shares of Class A Common Stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A Common Stock immediately after the Effective Time resulting from the reverse stock split (as well as the right to receive cash in lieu of any fractional shares of Class A Common Stock upon the surrender of the stock certificates of the relevant holder of record); or

(b) Effective at 9:30 a.m. Eastern Time on the business day following the date that the Certificate of Amendment required by the General Corporation Law of the State of Delaware is filed with the Secretary of State of the State of Delaware (the "Effective Time"), every five (5) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock (as well as the right to receive cash in lieu of any fractional shares of Class A Common Stock upon the surrender of the stock certificates of the relevant holder of record). No fractional share shall be issued in connection with the foregoing reverse stock split. In lieu thereof, upon the surrender of the stock certificates of the relevant holder of record, such holder shall be paid an amount in cash equal to the product of (i) the number of fractional shares of Class A Common Stock that otherwise would have been issued to such holder multiplied by (ii) the product of (A) the average closing bid prices of the Class A Common Stock on The Nasdaq Capital Market for a period of ten trading days immediately preceding the date of the Effective Time multiplied by (B) five (5). Any stock certificate that represented shares of Class A Common Stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A Common Stock immediately after the Effective Time resulting from the reverse stock split (as well as the right to receive cash in lieu of any fractional shares of Class A Common Stock upon the surrender of the stock certificates of the relevant holder of record); or

(c) Effective at 9:30 a.m. Eastern Time on the business day following the date that the Certificate of Amendment required by the General Corporation Law of the State of Delaware is filed with the Secretary of State of the State of Delaware (the "Effective Time"), every seven (7) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock (as well as the right to receive cash in lieu of any fractional shares of Class A Common Stock upon the surrender of the stock certificates of the relevant holder of record). No fractional share shall be issued in connection with the foregoing reverse stock split. In lieu thereof, upon the surrender of the stock certificates of the relevant holder of record, such holder shall be paid an amount in cash equal to the product of (i) the number of fractional shares of Class A Common Stock that otherwise would have been issued to such holder multiplied by (ii) the product of (A) the average closing bid prices of the Class A Common Stock on The Nasdaq Capital Market for a period of ten trading days immediately preceding the date of the Effective Time multiplied by (B) seven (7). Any stock certificate that represented shares of Class A Common Stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A Common Stock immediately after the Effective Time resulting from the reverse stock split (as well as the right to receive cash in lieu of any fractional shares of Class A Common Stock upon the surrender of the stock certificates of the relevant holder of record).

Approval of each of the amendments to Article V of the Company's Amended and Restated Certificate of Incorporation, as amended, requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Class A Common Stock.

PURPOSE OF REVERSE STOCK SPLITS

Each of the proposed amendments to the Company's Amended and Restated Certificate of Incorporation, as amended, effecting a reverse stock split, ranging from between a one-for-three reverse stock split and a one-for-seven reverse stock split, has been approved and declared advisable by the Board of Directors to reduce the number of shares of Class A Common Stock outstanding and to increase the trading price of the Company's Class A Common Stock on The Nasdaq Capital Market. The Board of Directors took this action because the Company's Class A Common Stock has failed, for more than 30 consecutive days, to maintain, and has failed to regain during the applicable grace periods, the $1.00 minimum bid price required by Nasdaq Marketplace Rule 4310(c)(4) (the "Rule") and because the Company believes that this action will facilitate its efforts to raise additional equity capital. The proposed amendments are not the first step in a going private transaction.

While there can be no assurance, the Board of Directors believes that the implementation of one or more or all of the proposed amendments effecting a reverse stock split, if approved by the Company's stockholders, will result in an increase in the minimum bid price of the Company's Class A Common Stock to above the $1.00 minimum bid price mandated by The Nasdaq Capital Market for continued listing and enable the Company's Class A Common Stock to continue to trade on The Nasdaq Capital Market. However, while the Company believes that implementation of a reverse stock split is a satisfactory mechanism to achieve compliance with the maintenance requirements of The Nasdaq Capital Market, there can be no assurance that, even if the bid price for the Company's Class A Common Stock exceeds the $1.00 minimum bid price for the mandated period as a result of one or more reverse stock splits, The Nasdaq Capital Market will deem the Company to be in compliance and will not delist the Company's Class A Common Stock.

On August 23, 2005, the Company received notice from The Nasdaq Stock Market, Inc. Listing Qualifications Staff that for 30 consecutive trading days the bid price of the Company's Class A Common Stock closed below the $1.00 minimum bid price required for continued inclusion under Nasdaq Marketplace Rule 4450(a)(5). The August 23, 2005 letter from Nasdaq indicates that, in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company had until February 21, 2006 (180 calendar days from the date of the letter) to regain compliance with the Rule. Because the Company believed that it would be unable to regain compliance with the Rule by the expiration of the original 180 day grace period, or February 21, 2006, the Company applied to transfer the listing of its Class A Common Stock from The Nasdaq National Market (now The Nasdaq Global Market) to The Nasdaq Capital Market. The Nasdaq staff notified the Company that its application to transfer its listing to The Nasdaq Capital Market was approved on February 16, 2006. On February 22, 2006, the Company received notice from Nasdaq that it had determined that the Company was entitled to an additional 180 day grace period to regain compliance with Nasdaq's $1.00 minimum bid price requirement. As a result of that determination, the Company has until August 21, 2006 to comply with the Rule. The Company would be able to regain compliance with the Rule if, at any time before August 21, 2006, the bid price of its Class A Common Stock closes at $1.00 per share or more for a minimum of ten consecutive trading days. The Nasdaq staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that the Company has demonstrated the ability to maintain long-term compliance. The Company does not expect to regain compliance with the Rule on or before August 21, 2006 and expects to be formally notified of its failure promptly after August 21, 2006.

If the Company's Class A Common Stock is delisted from The Nasdaq Capital Market, the Company would seek to find one or more market makers to apply to make a market in its Class A Common Stock on the OTC Bulletin Board and/or in the pink sheets market. In such an event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's Class A Common Stock.

In addition, if the Company's Class A Common Stock were to become delisted from trading on The Nasdaq Capital Market and the trading price were to remain below $5.00 per share, trading in the Company's Class A Common Stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock". Generally, a "penny stock" is defined as any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in the Company's Class A Common Stock, which could severely limit the market liquidity of the Company's Class A Common Stock and the ability of investors to trade the Company's Class A Common Stock.

The Board of Directors is asking that you approve each of the proposed amendments to the Company's Amended and Restated Certificate of Incorporation, as amended, effecting each of the reverse stock splits of all of the issued and outstanding Class A Common Stock of the Company. Notwithstanding the authorization of each of the amendments by the stockholders of the Company, the Board of Directors may abandon any one or more or all of the amendments without further action by the Company's stockholders in accordance with Section 242(c) of the General Corporation Law of the State of Delaware. A vote in favor of each of the amendments to the Amended and Restated Certificate of Incorporation, as amended, will be a vote for approval of each of the proposed reverse stock splits, one or more or all of which may be implemented and effected and one or more or all of which may be abandoned at the discretion of the Board of Directors, in either case, within the next 12 months.

The Board of Directors has determined that each of the amendments effecting a reverse stock split is advisable and in your best interests and unanimously recommends that you vote "FOR" each of the amendments effecting a reverse stock split and "FOR" the approval of any proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes in favor of the amendments effecting a reverse stock split at the time of the Special Meeting. The Board of Directors will determine to implement one or more of the approved amendments to maintain the listing of the Company's Class A Common Stock on The Nasdaq Capital Market and to facilitate the Company's ability to raise additional equity capital. The Board of Directors may determine to file more than one of the approved amendments if the Company's stock price declines after the filing of any amendment and as a result the Company fails to maintain compliance with the listing standards of The Nasdaq Capital Market. The Board of Directors may also determine to file more than one of the approved amendments in order to facilitate the Company's ability to raise additional equity capital. In making its determination whether to file one or more of the approved amendments, the Board of Directors will consider and evaluate from time to time the following factors and criteria to determine which, if any, of the approved amendments to implement: the capitalization of the Company (including the number of shares of Class A Common Stock issued and outstanding); the prevailing trading price for the Company's Class A Common Stock and the volume level thereof; and the general economic and other related conditions prevailing in the Company's industry and in the marketplace generally. In making this determination, the Board of Directors will not necessarily select the amendment with the lowest ratio that will likely cause the trading price of the Company's Class A Common Stock to exceed the minimum bid price necessary in order to maintain the Company's Class A Common Stock listing on The Nasdaq Capital Market. The Board of Directors will determine as soon as practicable which proposed amendment(s) to implement and will provide stockholders and other relevant persons with notice of the record date for any of the proposed reverse stock splits.

EFFECTS OF REVERSE STOCK SPLITS

A reverse stock split is a reduction in the number of outstanding shares of a class of a corporation's capital stock, which is accomplished by the Company, in this case, reclassifying and converting all the outstanding shares of Class A Common Stock into a proportionately fewer number of shares of Class A Common Stock. For example, if the Board of Directors implements a one-for-three reverse stock split of the Class A Common Stock, then someone holding 300 shares of the Company's Class A Common Stock before the reverse stock split would hold 100 shares of the Company's Class A Common Stock after the reverse stock split. This will also result in an increase in the available number of authorized but unissued shares of the Company's Class A Common Stock. However, each stockholder's proportionate ownership of the issued and outstanding shares of the Company's Class A Common Stock would remain the same, except for minor changes that may result from the provisions of each of the amendments effecting a reverse stock split, as described below, which require the payment of cash in lieu of fractional shares upon the surrender of the stock certificates of the relevant holder of record.

The primary purpose of the proposed reverse stock splits of the Company's Class A Common Stock is to combine the issued and outstanding shares of the Class A Common Stock into a smaller number of shares so that the shares of the Class A Common Stock will trade at a higher price per share than their recent trading prices.

Finally, the reverse stock splits, if implemented, will affect the outstanding options to purchase Class A Common Stock of the Company and certain other presently outstanding convertible securities with respect to Class A Common Stock issued by the Company that contain anti-dilution provisions. The agreements and other documents governing all of the Company's outstanding stock options and warrants to purchase, and all outstanding securities convertible into or exchangeable for, Class A Common Stock include provisions requiring adjustments to the number of shares of Class A Common Stock issuable upon exercise of such options or warrants or upon conversion or exchange of such other securities and the number of shares subject to, and the exercise, conversion or exchange prices of, such options, warrants or convertible or exchangeable securities, in the event of a reverse stock split.

NO FRACTIONAL SHARES

No fractional shares of Class A Common Stock shall be issued to the holders of record of Class A Common Stock as a result of any of the reverse stock splits. In lieu thereof, the Company shall pay in cash upon the surrender of the stock certificates of the relevant holder of record the fair value of such fractional interest determined by reference to the average closing bid prices of the Class A Common Stock on The Nasdaq Capital Market for a period of ten trading days immediately preceding the effective date of the reverse stock split (after giving effect to the relevant reverse stock split ratio).

IMPLEMENTATION OF REVERSE STOCK SPLITS

If the stockholders approve the reverse stock split amendments, the Board of Directors may direct management of the Company to file an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, incorporating one of the amendments to the Company's Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware effecting one of the reverse stock splits. The Board of Directors may, if the Company's Class A Common Stock fails for more than 30 consecutive days after the first reverse stock split amendment is filed, to maintain the $1.00 minimum bid price required, file one or both of the other approved amendments.

REASONS FOR REVERSE STOCK SPLIT: ADVANTAGES

The Board of Directors believes that a reverse stock split is desirable for the following reasons:

(a) If shares of the Company's Class A Common Stock continue to trade below $1.00 per share, the Company's Class A Common Stock could be delisted from The Nasdaq Capital Market. Delisting could decrease the marketability, liquidity and transparency of the Company's Class A Common Stock (which could, in turn, further depress the Company's stock price). The Board of Directors believes that the anticipated increase in the market price per share resulting from a reverse stock split will lift the price of the Company's Class A Common Stock above the $1.00 minimum bid price that currently threatens the Company's continued listing on The Nasdaq Capital Market.

(b) The anticipated increase in the per share market price of the Company's Class A Common Stock should also enhance the acceptability of the Company's Class A Common Stock by the financial community and the investing public.

(c) A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of the policies and practices pertain to the payment of broker's commissions and to time-consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers and therefore difficult for holders of the Company's Class A Common Stock to manage. The expected increase in the per share price of the Company's Class A Common Stock may help alleviate some of these problems.

(d) The structure of trading commissions tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales prices than the commission on a relatively higher priced issue, which may discourage trading in lower priced stock. A reverse stock split could result in a price level for the Company's Class A Common Stock that may reduce, to some extent, the effect of these policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Company's Class A Common Stock.

(e) The increase in the portion of the Company's authorized shares of Class A Common Stock that would be unissued after any of the reverse stock splits is effected could be used for any proper corporate purpose approved by the Board of Directors. The increased number of authorized but unissued shares of Class A Common Stock will provide the Company with additional flexibility to issue additional shares in connection with future financings or other transactions. The anticipated increase in the per share market price of the Company's Class A Common Stock should also enhance the acceptability of the Company's Class A Common Stock by the financial community and the investing public. However, the Board of Directors does not currently have any plans to utilize the increase in the number of the authorized but unissued shares of the Company's Class A Common Stock that would result from approval and implementation of the proposed reverse stock split.

REASONS AGAINST REVERSE STOCK SPLITS: DISADVANTAGES

Even though the Board of Directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are possible disadvantages of a reverse stock split:

(a) Despite the potential increase in liquidity discussed above, if the Company files one or more of the approved amendments, the reduced number of shares resulting from a reverse stock split could adversely affect the liquidity of the Company's Class A Common Stock.

(b) A reverse stock split may leave certain stockholders with one or more "odd lots", which are stock holdings in amounts of less than 100 shares of Class A Common Stock. These odd lots may be more difficult to sell than shares in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from a reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the reverse stock split.

(c) There is no assurance that the Company's stock price will increase as a result of any of the reverse stock splits. Indeed, if the trading price of the Company's Class A Common Stock does not proportionally increase after the reverse stock split, the Company's total market capitalization, which is equal to the number of outstanding shares of Class A Common Stock multiplied by the market price, will also decline. A decline in the Company's stock price and a resulting decline in market capitalization after a reverse stock split could be greater than it would have been if the reverse stock split had not occurred.

(d) Because a reverse stock split would result in an increased number of authorized but unissued shares of the Company's Class A Common Stock, it may be construed as having an anti-takeover effect, although neither the Board of Directors nor the Company's management views this proposal in that perspective. However, the Board of Directors, subject to its fiduciary duties and applicable law, could use this increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Shares of the Company's Class A Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure than any proposal to amend or repeal the Company's by-laws or certain provisions of the Company's Amended and Restated Certificate of Incorporation, as amended, would not receive the requisite vote. Such uses of the Company's Class A Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transaction were opposed by the Board of Directors.

(e) Subject to Nasdaq rules on stock issuances, an increased number of authorized but unissued shares of the Company's Class A Common Stock could be issued by the Board of Directors without further stockholder approval, which could result in further dilution to the holders of the Class A Common Stock.

EXCHANGE OF STOCK CERTIFICATES

If any of the reverse stock splits is effected, the Company will not require holders of Class A Common Stock to surrender their stock certificates. Instead, the Company will give notice to its transfer agent of the reverse stock split and the effective date of the amendment to the Amended and Restated Certificate of Incorporation, as amended, in order to accurately reflect the number of issued and outstanding shares of capital stock of the Company. The Company shall pay cash in lieu of any fractional shares resulting from the reverse stock split upon the surrender of the stock certificates of the relevant holder of record.

All holders of capital stock of the Company will continue to be entitled to receive any dividends or other distributions that may be declared and payable with respect to the Class A Common Stock with a record date after the effective time of the reverse stock split.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of the federal income tax consequences of a reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all of the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the aggregate number of new shares of Class A Common Stock will be the same as the adjusted basis of the aggregate number of shares of Class A Common Stock held by such holder immediately prior to the reverse stock split. The holding period of the new, post-split shares of the Class A Common Stock resulting from implementation of the reverse stock split will include the stockholder's respective holding periods for the pre-split shares of the Class A Common Stock held by such holder immediately prior to the reverse stock split.

The receipt of cash in lieu of a fractional share of Class A Common Stock by a holder of Class A Common Stock generally will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one year as of the effective date. The deductibility of capital losses is subject to limitation.

NO APPRAISAL RIGHTS

The holders of shares of the Class A Common Stock have no appraisal rights under Delaware law, the Company's Amended and Restated Certificate of Incorporation, as amended, or the Company's by-laws with respect to the proposed amendments to the Company's Amended and Restated Certificate of Incorporation, as amended, effecting a reverse stock split. If the amendments are approved by the stockholders, any such amendment will become effective at 9:30 a.m., Eastern Time, on the business day following the date that the Certificate of Amendment required by the General Corporation Law of the State of Delaware is filed with the Secretary of State of the State of Delaware. However, the Board of Directors is authorized to abandon any or all of the amendments at any time prior to effectiveness, whether before or after obtaining stockholder approval, without further action by stockholders.

                                 PROPOSAL NO. 2

                 APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING

The Company is submitting a proposal for consideration at the Special Meeting to authorize the named proxies to approve one or more adjournments of the Special Meeting to solicit additional proxies in the event that there are not sufficient votes in favor of the amendments effecting a reverse stock split at the time of the Special Meeting. Even though a quorum may be present at the Special Meeting, it is possible that the Company may not have received sufficient votes to approve the amendments effecting a reverse stock split by the time of the Special Meeting. In that event, the Company would need to adjourn or postpone the Special Meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the Special Meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the amendments effecting a reverse stock split. Any other adjournment or postponement of the Special Meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy. The Board of Directors retains full authority to adjourn the Special Meeting for any other purpose, including the absence of a quorum, or to postpone the Special Meeting before it is convened, without the consent of any of the Company's stockholders.

The persons named in the enclosed proxy will vote the shares represented by a duly executed and delivered proxy to approve any such adjournment, unless the proxy is marked otherwise. Accordingly, if a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to approve any such adjournment. Approval of any such adjournment requires the affirmative vote of the holders of a majority in voting power of the outstanding Class A Common Stock present in person at the Special Meeting or represented by proxy at the Special Meeting and entitled to vote thereon.

The Board of Directors recommends that you vote "FOR" the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted "FOR" the adjournment proposal, unless otherwise noted on the proxies. If the Special Meeting is adjourned or postponed, the Company is not required to give notice of the time and place of the adjourned or postponed meeting unless the Board of Directors fixes a new record date for the Special Meeting or if the adjournment is for more than 30 days.
                              SHAREHOLDER PROPOSALS

The deadline for submitting shareholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting is January 7, 2007. The deadline for submitting a shareholder proposal that will not be included in the Company's proxy statement and form of proxy for the next annual meeting but nonetheless will be eligible for consideration is not earlier than 120 days and not later than 90 days prior to June 20, 2007. If the date of the next annual meeting is more than 30 days before or more than 70 days after June 20, 2007, notice by the shareholder must be delivered not earlier than 120 days prior to the actual date of the annual meeting and not later than 90 days prior to such date or 10 days following the day on which public announcement of the next annual meeting date is first made by the Company.

                                  OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, shares represented by duly executed and delivered proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, email and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/ Thomas F. Murawski
                                 -----------------------------------------------
                                 THOMAS F. MURAWSKI
                                 Chairman, President and Chief Executive Officer

Piscataway, New Jersey
August 1, 2006

                                    Exhibit A

 CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,
                  AS AMENDED, OF EASYLINK SERVICES CORPORATION

         EASYLINK SERVICES CORPORATION, a Delaware corporation (the "Corporation"), hereby certifies as follows:

         FIRST: The name of the Corporation is EasyLink Services Corporation. The original Certificate of Incorporation of the Corporation was filed on August 1, 1994. An Amended and Restated Certificate of Incorporation of the Corporation was filed on March 10, 1999. A Certificate of Merger with respect thereto was filed on December 30, 1999, a Certificate of Amendment with respect thereto was filed on June 7, 2000, a Certificate of Merger with respect thereto was filed on August 28, 2000, a Certificate of Merger with respect thereto was filed on October 2, 2000, a Certificate of Ownership and Merger with respect thereto was filed on March 30, 2001, a Certificate of Amendment with respect thereto was filed on June 5, 2001, a Certificate of Amendment with respect thereto was filed on January 22, 2002 and a Certificate of Change of Registered Agent with respect thereto was filed on September 22, 2005. The name under which the Corporation was originally incorporated is "GlobeComm, Inc."

         SECOND: Pursuant to Section 242(b) of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors of the Corporation has duly adopted, and a majority in voting power of the outstanding shares of Class A Common Stock, par value $0.01 per share, has approved, the amendments to the Amended and Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment.

         THIRD: Pursuant to Section 242 of the DGCL, the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add the following paragraph to Article V thereof:

         Effective at 9:30 a.m. Eastern Time on [__________], 200[_] (the "Effective Time"), every [____] ([__]) outstanding shares of Class A Common Stock will be reclassified into and automatically become one (1) outstanding share of Class A Common Stock (as well as the right to receive cash in lieu of any fractional shares of Class A Common Stock upon the surrender of the stock certificates of the relevant holder of record). No fractional share shall be issued in connection with the foregoing reverse stock split. In lieu thereof, upon the surrender of the stock certificates of the relevant holder of record, such holder shall be paid an amount in cash equal to the product of (i) the number of fractional shares of Class A Common Stock that otherwise would have been issued to such holder multiplied by (ii) the product of (A) the average closing bid prices of the Class A Common Stock on The Nasdaq Capital Market for a period of ten trading days immediately preceding the date of the Effective Time multiplied by (B) [_____] ([__]). Any stock certificate that represented shares of Class A Common Stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Class A Common Stock immediately after the Effective Time resulting from the reverse stock split (as well as the right to receive cash in lieu of any fractional shares of Class A Common Stock upon the surrender of the stock certificates of the relevant holder of record).

         FOURTH: This Certificate of Amendment shall become effective at the Effective Time.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this [____] day of [__________], 200[_].

                          EASYLINK SERVICES CORPORATION


                     By:
                        --------------------------------------------------------
                          Name: Thomas F. Murawski
                          Title: Chairman, President and Chief Executive Officer

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF EASYLINK SERVICES CORPORATION FOR THE
           SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 24, 2006

The undersigned stockholder of EasyLink Services Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated August 1,
2006, and hereby appoints Thomas F. Murawski and Michael Doyle, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of EasyLink Services Corporation to be held on Thursday, August 24, 2006 at 9:00 a.m., local time, at Radisson Hotel Piscataway, 21 Kingsbridge Road, Piscataway, NJ 08854 and at any adjournment or postponement thereof, and to vote all shares of Class A Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters and in the manner set forth below:

1. APPROVAL OF PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE COMPANY TO ENABLE THE COMPANY TO EFFECT ONE OR MORE REVERSE STOCK SPLITS, AS SET OUT BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF ITEM 1(A), ITEM 1(B) AND ITEM 1(C).

                  (a)      1 for 3 (check one box)   For               Against          Abstain
                                                         ----------            ------           -------

                  (b)      1 for 5 (check one box)   For               Against          Abstain
                                                         ----------            ------           -------

                  (c)      1 for 7 (check one box)   For               Against          Abstain
                                                         ----------            ------           -------

2. APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IN RESPECT OF PROPOSAL NO. 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

                  For               Against          Abstain
                      ----------            ------           ------

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

                    PLEASE SIGN BELOW AND RETURN IMMEDIATELY

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in a manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR each of the reverse stock split amendments in proposal 1 and in the judgment of the persons named herein on any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.



--------------------------------                              ------------------
Signature                                                     Date

--------------------------------                              ------------------
Signature                                                     Date

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)